Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS
AND CONSOLIDATED FINANCIAL STATEMENTS
SADDLE BUTTE PIPELINE II, LLC
December 31, 2017

Table of Contents

PAGE

Reports of Independent Auditors    2–5

Consolidated Financial Statements
Consolidated balance sheets     6
Consolidated statements of operations    7
Consolidated statements of members’ capital    8
Consolidated statements of cash flows    9
Notes to consolidated financial statements     10

Supplementary Information
Consolidating balance sheets and statements of operations    S-1–S-10

Report of Independent Auditors

The Board of Managers and Members
Saddle Butte Pipeline II, LLC

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Saddle Butte Pipeline II, LLC and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of operations, members’ capital, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Saddle Butte Pipeline II, LLC and its subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter
Supplementary Information
Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements as a whole. The accompanying supplementary consolidating balance sheet as of December 31, 2017, and the consolidating statements of operations for the year then ended, are presented for purposes of additional analysis of Saddle Butte Pipeline II, LLC and subsidiaries and are not a required part of the consolidated financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the consolidated financial statements, and accordingly, we do not express an opinion or provide any assurance on this supplementary information.

/s/ Moss Adams LLP

Denver, Colorado
March 19, 2018

INDEPENDENT AUDITOR’S REPORT

Board of Managers
Saddle Butte Pipeline II, LLC

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Saddle Butte Pipeline II, LLC and its subsidiaries (collectively, the “Company”) which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”).
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saddle Butte Pipeline II, LLC and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Other Matter
Supplementary Information
Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements as a whole. The accompanying supplementary consolidating balance sheets as of December 31, 2016 and 2015, and the consolidating statements of operations for the years then ended, are presented for purposes of additional analysis of Saddle Butte Pipeline II, LLC and subsidiaries and are not a required part of the consolidated financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the consolidated financial statements, and accordingly, we do not express an opinion or provide any assurance on this supplementary information.

/s/ Hein & Associates LLP
Denver, Colorado
March 22, 2017

SADDLE BUTTE PIPELINE II, LLC

CONSOLIDATED BALANCE SHEETS
(in thousands)

	DECEMBER 31,
	2017	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,808	$14,229	$28,136
Crude oil sales receivables	11,942	8,040	—
Crude oil inventory	328	5,196	—
Other inventory	110	—	—
Other current assets	342	378	290
Short-term investments	301	1,805	856
Total current assets	30,831	29,648	29,282
PROPERTY AND EQUIPMENT:
Land	3,536	2,499	324
Line pack	1,537	867	—
Right of way	33,107	16,295	—
Pipelines	58,883	34,092	—
Buildings	417	417	417
Plant and facilities	29,971	15,987	—
Field equipment and machinery	16,285	7,299	793
Vehicles	363	280	194
Office equipment	1,019	977	758
Less accumulated depreciation	(8,181)	(2,562)	(786)
Net property and equipment	136,937	76,151	1,700
Construction work in progress	62,992	49,015	67,738
Total property and equipment, net	199,929	125,166	69,438
DEFERRED FINANCING COSTS, net	1,088	342	69
INVESTMENT IN EQUITY METHOD INVESTEE	1,585	—	—
TOTAL ASSETS	$233,433	$155,156	$98,789
LIABILITIES AND MEMBERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$10,504	$12,039	$4,083
Oil commodity derivatives	12	514	—
Unearned revenue	378	—	—
Accrued liabilities	1,343	233	317
Total current liabilities	12,237	12,786	4,400
LONG-TERM LIABILITIES:
Line of credit (Note 7)	27,095	—	—
Construction liability	2,418	—	—
Total long-term liabilities	29,513	—	—
TOTAL LIABILITIES	41,750	12,786	4,400
COMMITMENTS AND CONTINGENCIES (Note 6)
MEMBERS’ CAPITAL	191,683	142,370	94,389
TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$233,433	$155,156	$98,789
The accompanying notes are an integral part of these consolidated financial statements.

SADDLE BUTTE PIPELINE II, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	FOR THE YEARS ENDED DECEMBER 31,
	2017	2016	2015

REVENUE:
Crude oil sales	$739,035	$174,084	$—
Purchase fees	22,625	6,537	—
Other revenue	178	8	28
Total operating revenue	761,838	180,629	28
COST OF PURCHASED GAS AND CRUDE OIL	732,330	172,947	15
NET MARGIN	29,508	7,682	13
OPERATING EXPENSES:
Field operating and maintenance	3,452	1,313	189
Impairment of long-lived assets	—	3,719	—
General and administrative	9,860	7,615	7,245
Depreciation and amortization	5,637	1,811	309
Total operating expenses	18,949	14,458	7,743
INCOME (LOSS) FROM OPERATIONS	10,559	(6,776)	(7,730)
OTHER INCOME (EXPENSE):
Interest income	5	2	—
Interest expense, net	(519)	(140)	—
Loss from equity method investee	(724)	—	—
Unrealized gain (loss) on commodity derivative	502	(514)	—
Realized gain (loss) on commodity derivative	(623)	302	—
Gain (loss) on sale of assets	185	(1)	487
Other income	6	—	—
Total other income (expense)	(1,168)	(351)	487
NET INCOME (LOSS)	$9,391	$(7,127)	$(7,243)

The accompanying notes are an integral part of these consolidated financial statements.

SADDLE BUTTE PIPELINE II, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ CAPITAL
(in thousands)

	CONTRIBUTED CAPITAL	SUBSCRIPTIONS RECEIVABLE	ACCUMULATED DEFECIT	TOTAL

BALANCES, January 1, 2015	$32,593	$—	$(2,008)	$30,585

Contributions	70,818	—	—	70,818
Member subscriptions	6,090	(6,090)	—	—
Interest on subscriptions	216	(216)	—	—
Unit compensation expense	229	—	—	229
Net loss	—	—	(7,243)	(7,243)

BALANCES, December 31, 2015	109,946	(6,306)	(9,251)	94,389

Contributions	54,322	—	—	54,322
Member subscriptions	16,282	(16,282)	—	—
Interest on subscriptions	824	(824)	—	—
Unit compensation expense	786	—	—	786
Net loss	—	—	(7,127)	(7,127)

BALANCES, December 31, 2016	182,160	(23,412)	(16,378)	142,370

Contributions	38,025	—	—	38,025
Member subscriptions	7,800	(7,800)	—	—
Interest on subscriptions	1,721	(1,721)	—	—
Unit compensation expense	1,897	—	—	1,897
Net income	—	—	9,391	9,391

BALANCES, December 31, 2017	$231,603	$(32,933)	$(6,987)	$191,683

The accompanying notes are an integral part of these consolidated financial statements.

SADDLE BUTTE PIPELINE II, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	FOR THE YEARS ENDED DECEMBER 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,391	$(7,127)	$(7,243)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,637	1,811	309
Amortization of deferred financing costs	179	85	—
(Gain) loss on sale of assets	(185)	1	(487)
Impairment of long-lived assets	—	3,719	—
Unrealized (gain) loss on commodity derivatives	(502)	514	—
Unit option compensation expense	1,897	786	229
Loss from equity method investee	724	—	—
Changes in operating assets and liabilities:
Accounts receivable	(4,128)	(8,040)	—
Inventory	4,758	(5,196)	—
Other current assets	35	(87)	(61)
Accounts payable and accrued expenses	(979)	9,531	50
Net cash provided by (used in) operating activities	16,827	(4,003)	(7,203)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to pipeline and facilities	(79,974)	(62,803)	(58,144)
Additions to office equipment	(183)	(116)	(42)
Investment in equity method investee	(2,309)	—	—
Proceeds from sale of assets	800	—	737
Construction deposits	2,718	—	—
Proceeds from sale of short-term investments	1,505	651	9,465
Purchase of short-term investments	—	(1,600)	—
Net cash used in investing activities	(77,443)	(63,868)	(47,984)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from members	38,025	54,322	70,818
Proceeds from long-term debt	27,095	—	—
Deferred financing costs	(925)	(358)	(69)
Net cash provided by investing activities	64,195	53,964	70,749
Net Increase (Decrease) in Cash and Cash Equivalents	3,579	(13,907)	15,562
CASH AND CASH EQUIVALENTS, beginning of year	14,229	28,136	12,574
CASH AND CASH EQUIVALENTS, end of year	$17,808	$14,229	28,136
SUPPLEMENTAL STATEMENT OF CASH FLOW DISCLOSURES:
Additions to pipeline and facilities included in accounts payable	$2,210	$1,053	$3,655
Subscription units issued for notes receivable and related interest	$9,521	$17,106	$6,306
Cash paid for interest	$206	—	—

The accompanying notes are an integral part of these consolidated financial statements.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:
Business – Saddle Butte Pipeline II, LLC is a midstream natural gas and crude oil gathering pipeline and processing company. Saddle Butte Pipeline II, LLC gathers the natural gas and crude oil at the wellhead and transports the product to third party gas processing plants or interstate pipelines. Saddle Butte Pipeline II, LLC was formed on April 5, 2012. As an LLC, the members’ liability is limited to the amount of their investment.
Basis of Presentation – The accompanying consolidated financial statements include the accounts of Saddle Butte Pipeline II, LLC and its wholly owned subsidiaries, Optimized Energy Solutions, LLC, Saddle Butte Operating, LLC, Saddle Butte San Juan Midstream, LLC, Saddle Butte Rockies Midstream, LLC and Saddle Butte Rockies Storage and Terminals, LLC, herein collectively referred to as the “Company.” All significant intercompany accounts and transactions have been eliminated in consolidation.
On December 12, 2017, the Company entered into a purchase and sale agreement to sell all of its interest in Saddle Butte Rockies Midstream, LLC (SRM), Saddle Butte Storage and Terminals, LLC (SST), and Optimized Energy Solutions, LLC (OES) (Note 8). For financial reporting purposes, the Company has elected to reflect the assets, liabilities and results of operations on a full disclosure basis as opposed to recording such amounts as assets, liabilities, and results of operations from discontinued operations as SRM, SST, and OES represent substantially all of total consolidated assets, liabilities and revenues as of and for the years ended 2017, 2016 and 2015.
Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.
Cash and Cash Equivalents – Cash and cash equivalents consist of highly liquid investments, with original maturities of three months or less. From time to time, these cash accounts may exceed federally insured limits.
Short-Term Investments – The Company had investments at December 31, 2017, 2016, and 2015 in three-month U.S. Treasury bills. Because the initial maturity was less than one year, they were classified as short-term investments on the consolidated balance sheet.
Crude Oil Sales Receivables – The Company records receivables for crude oil sales delivered through interstate pipelines at cost plus a transportation purchase fee. Management regularly reviews the receivable amounts for collectability and records its allowance for uncollectible receivables under the specific identification method. The Company recorded no allowance for uncollected receivables at December 31, 2017, 2016 or 2015.
Crude Oil Inventory – Inventory consists of crude oil which has been purchased at the wellhead. Crude oil is valued at the lower of cost or market and no impairment has been recorded as of December 31, 2017, 2016 or 2015.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Inventory – Other inventory consists of spare parts for the Company’s gathering pipeline and storage facility. Other inventory is valued at the lower of cost or net realizable value and no impairment has been recorded as of December 31, 2017.
Fair Value of Financial Instruments – The Company’s financial instruments consist of cash, U.S. Treasury bills, trade receivables, inventory, trade payables, accrued liabilities, line-of-credit, and commodity derivatives. The carrying value of cash, U.S. Treasury bills, trade receivables, inventory trade payables, and accrued liabilities are considered to be representative of their fair market value, due to the short maturity of these instruments. The line-of-credit is considered to be representative of its fair-market value because the interest rate approximates market. Oil and gas commodity derivatives are recognized as assets or liabilities at fair value each reporting period.
Property and Equipment – Renewals and betterments, which substantially extend the useful lives of the assets, are capitalized. All costs necessary to place an asset into operation are capitalized. Maintenance and repairs are expensed when incurred. Property and equipment is generally depreciated using the straight-line method over 3 to 20 years depending on the type of asset.

Asset	Depreciable Life (years)
Vehicles	3
Computers	3
Furniture	5
Pipelines	20
Right-of-way	20
Field equipment	20

Depreciation expense on property and equipment of $5.6 million, $1.8 million, and $0.3 million was recorded by the Company for the years ended December 31, 2017, 2016, and 2015, respectively. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from appropriate accounts and any gain or loss is included in income.
The Company evaluates impairment of its property and equipment to determine if the carrying value is recoverable based upon the undiscounted future cash flows. If it is not recoverable, an impairment is recorded for the difference between the carrying value and the fair value of the asset. Based upon this evaluation, an impairment of $0, $3.7 million, and $0 was recorded during the years ended December 31, 2017, 2016, and 2015, respectively.
Construction in Progress – Costs incurred for construction of oil and gas gathering and transportation systems in process and not operational are included in construction in progress. No depreciation is recorded for these assets as they have not been placed in operations as of December 31, 2017, 2016, or 2015.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Method Investment – The Company accounts for its investments in entities over which it has significant influence but not control under the equity method. The Company does not consolidate any part of the assets or liabilities of its equity investee. The Company’s share of net income or loss is reflected as one line item in its consolidated statements of operations entitled “Loss from equity method investee” and will increase or decrease, as applicable, the carrying value of the Company’s investment in its equity method investee on the Consolidated Balance Sheets.
The Company helps fund a portion of the development, construction, operation and maintenance of its equity method investee through capital contributions. Contributions to the equity method investee increases the carrying value of the Company’s investment and is reflected on the Consolidated Statements of Cash Flows as cash used in investing activities. During the year ended December 31, 2017, the Company made capital contributions of $2.3 million.
Distributions are classified based on the nature of the distribution. During the year ended December 31, 2017, the Company did not receive a distribution from its equity method investee.
The Company evaluates its equity investments for impairment when there is evidence that the carrying amount may not be recoverable. If a decline in value of the Company’s investment is determined to be other than temporary, the Company would record an impairment loss in the current period based on the difference between the estimated current fair value of the investment and the carrying amount. There was no impairment recognized for the year ended December 31, 2017.
Asset Retirement Obligations – The Company accounts for asset retirement obligations by recording the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The Company believes that recognition of an asset retirement obligation liability would be immaterial to the consolidated financial statements as of December 31, 2017, 2016, and 2015.
Oil Commodity Derivatives – The Company recognizes all derivative instruments on the balance sheet as either assets or liabilities at fair value. Changes in the derivative’s fair value are recognized currently in earnings as the Company does not apply hedge accounting.
The Company is exposed to commodity price risk related to oil prices. To mitigate this risk, during 2017 and 2016, the Company entered into forward contracts of its forecasted oil sales. The contracts, which are placed with a major financial institution or with counter parties which management believes to be of high credit quality, may take the form of futures contracts, swaps or options. The reference prices of these contracts are based upon crude oil futures.
For the year ended December 31, 2017, the Company had an outstanding swap contract with a third party for an aggregate of 5,000 barrels of oil at a contract price of $58.00 with settlement terms of one month. As of December 31, 2017, the Company had a realized loss of $0.6 million and an unrealized gain of $0.5 million.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2016, the Company had outstanding put and call contracts with a third party for an aggregate of 107,000 barrels of oil at contract prices ranging from $46.80 to $54.20 with settlement terms of two to three months. As of December 31, 2016, the Company had a realized gain of $0.3 million and an unrealized loss of $0.5 million.
Revenue Recognition – The Company generates its revenue from crude oil gathering. The Company provides services under fee-based arrangements. The revenue the Company earns from these arrangements is generally directly related to the volume of product that flows through the Company’s systems and facilities, and is not directly dependent on commodity prices. The Company takes title at the producer’s wellhead and sells at the tailgate of the system.
The terms of the Company contracts vary based on product quality conditions, the competitive environment when the contracts are signed, and customer requirements.
The Company also generates its revenue from crude oil marketing. The Company purchases the crude oil from producers and sells the crude oil to third parties at the delivery points. The Company uses derivatives to hedge the price risk of the downstream markets.
Volumes received may be different from equivalent volumes delivered, resulting in imbalances. Imbalances as of December 31, 2017, 2016, and 2015 were immaterial.
Unearned Revenue – In May 2017, the Company entered into an arrangement with a customer to further develop connection points for five well pads. The customer prepaid approximately $1.3 million, which was initially recorded as unearned revenue. The Company recognizes revenue based on volume through the connection points at the governing contract rate. The unearned revenue was $0.4 million as of December 31, 2017. The Company expects to recognize the remaining unearned revenue during 2018.
Income Taxes – The Company is a Delaware Limited Liability Company (LLC), therefore, no U.S. federal or state income tax provision is included in the accompanying financial statements. Any taxable income of the Company is reported in the respective tax returns of the Company members.
The Company has no significant uncertain tax positions in 2017. The Company’s policy is to recognize accrued interest related to unrecognized tax benefits in interest expense, and to recognize tax penalties in operating expense. As of December 31, 2017, the Company made no provision for interest or penalties related to uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various states. There are currently no federal or state income tax examinations underway for these jurisdictions and tax returns from 2014 and forward are still open to examination.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	FAIR VALUE MEASUREMENTS:
Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability; or

Level 3:	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.
The financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and/or out of fair value hierarchy as of the date in which the event or change in circumstances caused the transfer.
Recurring Measurements – The following are the Company’s assets and liabilities that are reported at fair value on a recurring basis as of December 31, by level, within the fair value hierarchy:

	2017
	Level 1	Level 2	Level 3
	(in thousands)
Liabilities:
Oil commodity derivatives	$—	$12	$—

	2016
	Level 1	Level 2	Level 3
	(in thousands)
Liabilities:
Oil commodity derivatives	$—	$514	$—

The Company did not have any assets or liabilities reported at fair value on a recurring basis as of December 31, 2015.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non-Recurring Fair Value Measurements – There were no assets and liabilities that are reported at fair value on a non-recurring basis as of December 31, 2017 or 2015.
The following table presents the Company’s non-financial assets and liabilities that were measured at fair value on a non-recurring basis as of December 31, 2016, by level, within the fair value hierarchy:

	Level 1	Level 2	Level 3
	(in thousands)

Oil and gas properties	$—	$—	$3,719

During the year ended December 31, 2016, management evaluated certain oil and gas projects, and due to the inability to further develop the projects, the Company fully impaired these assets and recognized an impairment charge of $3.7 million.
The fair value measurements of assets acquired and liabilities assumed are measured on a nonrecurring basis on the acquisition date using an income valuation technique based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs to the valuation of capitalized costs related to the oil gathering projects include estimates of: (i) future commodity prices; (ii) production rates; (iii) future operating and development costs; and (iv) future cash flows. These inputs require significant judgments and estimates by the Company’s management at the time of the valuation.

3.	EQUITY METHOD INVESTMENT:
The Company has recognized its investment in Spire Holdco, LLC (Spire) as an equity method investment as the Company exercises significant influence but not control. Spire is a midstream company that was formed in December 2016 to develop, construct, own, maintain, and operate a propane export terminal. The Company initially invested in Spire in April 2017, and as of December 31, 2017, the Company’s ownership interest was approximately 43% of the Class A units. The Company’s share of Spire’s net loss for the year ended December 31, 2017 was $0.7 million, which is included in the statement of operations as “Loss from equity method investee.”

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	MEMBERS’ CAPITAL:
Saddle Butte Pipeline II, LLC is a Delaware LLC with membership interests owned by a group of investor members.
During 2017, 2016, and 2015, the Company issued 458,252, 706,039, and 767,083 Membership Units (“Units”), at $100 per unit, respectively. Cash consideration for the issuance of the Units for the years ended December 31, 2017, 2016, and 2015, was $38.0 million, $54.3 million, and $70.8 million, respectively. The remaining Units were issued for notes receivable, as further described below.
During 2017, 2016, and 2015, executives and employees of the Company subscribed for 78,000, 162,821, and 60,900 Units (at $100 per unit), respectively. The recourse promissory notes were collateralized by the respective Saddle Butte Pipeline II, LLC units. The notes have an interest rate of 6%, which resulted in $1.7 million, $0.8 million, and $0.2 million of interest recorded for the years ended December 31, 2017, 2016, and 2015, respectively. The interest was recorded as additional contributions due and is not reflected in the consolidated statement of operations. The notes and related interest are classified and presented within members’ capital; however, this currently has a net zero effect on the Company’s consolidated financial statements, as they result in a corresponding increase and decrease within members’ capital.
Unit Option Plan – Based on the 2012 Membership Unit Option Plan (the “2012 Plan”), the Company may grant to certain employees, consultants and non-employee managers unit options. As stipulated in Amendment No. 3 to the LLC Agreement, the maximum number of membership units that were permitted to be issued pursuant to exercise of options were 50,000 units. During the year ended December 31, 2017, the Company executed Amendment No. 4 to the 2012 Plan, increasing the number of available units pursuant to the Plan to 70,000 units. As of December 31, 2017, 2016, and 2015, a total of 61,400, 43,500, and 10,300 options were issued and outstanding, respectively, and vest over a 36-month period
The Black-Scholes option-pricing model was used to estimate the option fair values. This option-pricing model requires a number of assumptions, of which the most significant are: expected unit price volatility, the expected pre-vesting forfeiture rate, and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was estimated based on industry comparables of similar public energy companies. Expected pre-vesting forfeitures were estimated based on actual historical pre-vesting forfeitures. The expected option term is the life of the options.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The weighted-average per share fair value of unit options granted during the years ended December 31, 2017, 2016, and 2015 was $100. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions as of December 31:

	2017	2016	2015

Expected volatility	260%	260%	260%
Risk-free interest rate	0.81%	1.481%	1.032%
Expected dividends	—	—	—
Expected terms (in years)	10	10	10
Market price	$100	$100	$100

The following table summarizes unit options outstanding and activity using the Black-Scholes option pricing model as of and for the three years ended December 31, 2017:

	Units	Weighted- Average Exercise Price

Outstanding at January 1, 2015	—
Granted	10,300	$100
Forfeited	—

Outstanding at December 31, 2015	10,300	$100
Granted	33,200	$100
Forfeited	—

Outstanding at December 31, 2016	43,500	$100
Granted	17,900	$100
Forfeited	—

Outstanding at December 31, 2017	61,400	$100
Exercisable at December 31, 2017	—

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the years ended December 31, 2017, 2016, and 2015, the Company recorded compensation expense of $1.9 million, $0.8 million, and $0.2 million, respectively.
The approximate remaining weighted-average contractual term of options outstanding at December 31, 2017 was 8.6 years. The approximate remaining weighted-average contractual term of options exercisable at December 31, 2017, was 8.1 years.
Total unrecognized share-based compensation expense from unvested stock options as of December 31, 2017 is $3.2 million, which is expected to be recognized over a weighted-average period of approximately 1.6 years.

5.	GAIN ON SALE OF ASSETS:
During 2017, the Company completed the sale of land for $0.8 million in cash. The Company recognized a gain on the sale of $0.2 million for the year ended December 31, 2017.
During 2015, the Company completed the sale of surplus field equipment for $0.7 million in cash. The Company recognized a gain on the sale of $0.5 million for the year ended December 31, 2015. Because the Company has not started its commercial operations, the transaction was not presented as discontinued operations.

6.	COMMITMENTS AND CONTINGENCIES:
Lease Commitments – The Company leases office space under non-cancellable operating leases. The Company leases office space in Durango, Colorado and Denver, Colorado. It has been determined that these leases do not constitute capital leases. Future payments under these leases are as follows (in thousands):

2018	$337
2019	66

Total	$403

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Construction Liability – The Company entered into a transaction with an unrelated third party to expand capacity of the Company’s Milton terminal to handle increased oil volumes and build facilities to pump crude oil to the unrelated third party’s terminal. In accordance with the agreement, the Company received approximately $2.7 million from the unrelated third party prior to December 31, 2017, for the express purpose of accomplishing these objectives. The Company initially recorded the transaction as a liability. As the Company fulfills its obligation and builds out the expanded capacity, it reclassifies the amounts incurred to construction in progress. Through December 31, 2017, the Company incurred approximately $0.3 million in related construction costs resulting in a remaining liability related to the construction obligation of approximately $2.4 million as of December 31, 2017, which is recorded as construction liability on the consolidated balance sheet.
Legal – The Company may, from time to time, be involved in various other legal actions arising in the normal course of business. In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position of the Company. The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

7.	LINE OF CREDIT:
In March 2016, the Company, through SRM, obtained a line of credit with a borrowing base of $20 million and a maturity date of March 4, 2020. In September 2017, the Company entered into an amendment to increase the borrowing base to $100 million and extend the maturity date to September 21, 2021.
As of December 31, 2017, the Company had $27.1 million drawn on this line of credit. The interest rate per annum is equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (c) the Adjusted LIBOR (London Interbank Standard Rate) for a one-month interest period beginning on such day plus 1.00%. As of December 31, 2017, the effective interest rate was 5.75%.
The line of credit is collateralized by certain assets of the Company. The financial institution also issues irrevocable standby letters-of-credit under the line of credit for the benefit and use of the Company in the normal course of business. As of December 31, 2017, the Company had $0.3 million outstanding in letters-of-credit under the facility. The line of credit has certain restrictive covenants, which the Company was in compliance with as of December 31, 2017.

SADDLE BUTTE PIPELINE II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Interest Expense – Interest expense consists of the following components:

	Years Ended December 31,
	2017	2016
	(in thousands)

Interest on outstanding balance	$207	$—
Amortization of deferred financing costs	179	85
Commitment fees and other	133	55

Total interest expense	$519	$140

8.	SUBSEQUENT EVENTS:
On December 12, 2017, Saddle Butte Pipeline II, LLC entered into a contract to sell all of its interest in SRM and OES to an unrelated third party for $625 million. The transaction closed on January 31, 2018. In conjunction with the sale, all amounts due on the line of credit were repaid in full.
The Company has evaluated subsequent events through March 19, 2018, the date the consolidated financial statements were available to be issued, and determined that there are no additional items that require disclosure.

SUPPLEMENTAL INFORMATION

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING BALANCE SHEET
(in thousands)
DECEMBER 31, 2017
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

ASSETS

Current Assets:
Cash and cash equivalents	$9,233	$6,945	$40	$1,053	$58	$479	$—	$17,808
Accounts receivable	295	8,176	—	3,927	65	387	(908)	11,942
Crude oil inventory	—	328	—	—	—	—	—	328
Other inventory	—	—	—	110	—	—	—	110
Other current assets	187	4	—	122	29	—	—	342
Short-term investments	251	—	—	50	—	—	—	301
Total current assets	9,966	15,453	40	5,262	152	866	(908)	30,831
Property and Equipment:
Land	324	—	1,653	—	1,559	—	—	3,536
Line pack	—	—	—	1,288	249	—	—	1,537
Right-of-way	—	—	—	32,935	172	—	—	33,107
Pipeline	—	—	—	56,502	2,381	—	—	58,883
Buildings	417	—	—	—	—	—	—	417
Plant and facilities	—	—	—	—	29,971	—	—	29,971
Field equipment and machinery	112	—	—	14,237	1,936	—	—	16,285
Vehicles	8	—	—	355	—	—	—	363
Office equipment	999	—	—	20	—	—	—	1,019
Less accumulated depreciation	(1,240)	—	—	(5,166)	(1,775)	—	—	(8,181)
Total property and equipment	620	—	1,653	100,171	34,493	—	—	136,937
Construction work in progress	—	—	—	50,987	12,005	—	—	62,992
Net property and equipment	620	—	1,653	151,158	46,498	—	—	199,929
Deferred Financing Costs, net	—	—	—	1,088	—	—	—	1,088
Investment in Subsidiaries	170,087	—	—	45,375	—	—	(215,462)	—
Investment in Equity Method Investee	1,585	—	—	—	—	—	—	1,585
Total Assets	$182,258	$15,453	$1,693	$202,883	$46,650	$866	$(216,370)	$233,433

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING BALANCE SHEET (continued)
(in thousands)
DECEMBER 31, 2017
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$326	$8,008	$—	$1,698	$1,379	$1	$(908)	$10,504
Commodity derivative	—	12	—	—	—	—	—	12
Unearned revenue	—	—	—	378	—	—	—	378
Accrued liabilities	50	7	—	665	172	449	—	1,343
Total current liabilities	376	8,027	—	2,741	1,551	450	(908)	12,237
Other Long-Term Liabilities:
Long-term debt	—	—	—	27,095	—	—	—	27,095
Long-term commitment	—	—	—	—	2,418	—	—	2,418
Total other-long-term liabilities	—	—	—	27,095	2,418	—	—	29,513
Members’ Capital	181,882	7,426	1,693	173,047	42,681	416	(215,462)	191,683
Total Liabilities and Members’ Capital	$182,258	$15,453	$1,693	$202,883	$46,650	$866	$(216,370)	$233,433

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING STATEMENT OF OPERATIONS
(in thousands)
DECEMBER 31, 2017
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

Operating Revenue:
Crude oil sales	$7,503	$148,115	$—	$704,075	$—	$—	$(120,658)	$739,035
Purchase fees	—	—	—	24,574	617	—	(2,566)	22,625
Other revenue	116	—	62	—	—	—	—	178
Total operating revenue	7,619	148,115	62	728,649	617	—	(123,224)	761,838
Cost of Purchased Gas and Crude	7,503	146,810	—	701,241	—	—	(123,224)	732,330
Net Margin	116	1,305	62	27,408	617	—	—	29,508
Operating Expenses:
Field operating and maintenance	1	152	—	2,204	1,094	1	—	3,452
General and administrative	4,486	374	2	4,421	234	343	—	9,860
Depreciation and amortization	215	—	—	4,048	1,374	—	—	5,637
Total operating expense	4,702	526	2	10,673	2,702	344	—	18,949
Income (Loss) from Operations	(4,586)	779	60	16,735	(2,085)	(344)	—	10,559
Other Income (Expense):
Interest income	—	5	—	—	—	—	—	5
Interest expense	—	—	—	(519)	—	—	—	(519)
Loss from equity method investee	(724)	—	—	—	—	—	—	(724)
Unrealized gain on commodity derivative	—	502	—	—	—	—	—	502
Realized loss on commodity derivatives	—	(623)	—	—	—	—	—	(623)
Gain on sale of assets	—	—	—	—	185	—	—	185
Other income	—	—	—	6	—	—	—	6
Total other income (expense)	(724)	(116)	—	(513)	185	—	—	(1,168)
Net Income (Loss)	$(5,310)	$663	$60	$16,222	$(1,900)	$(344)	$—	$9,391

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING BALANCE SHEET
(in thousands)
DECEMBER 31, 2016
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

ASSETS

Current Assets:
Cash and cash equivalents	$11,904	$1,317	$50	$238	$109	$611	$—	$14,229
Accounts receivable	—	6,547	—	1,426	67	807	(807)	8,040
Inventory	—	4,809	—	387	—	—	—	5,196
Other current assets	300	9	—	32	37	—	—	378
Short-term investments	250	1,500	—	55	—	—	—	1,805
Total current assets	12,454	14,182	50	2,138	213	1,418	(807)	29,648
Property and Equipment:
Land	324	—	1,653	—	522	—	—	2,499
Line pack	—	—	—	639	228	—	—	867
Right-of-way	—	—	—	16,213	82	—	—	16,295
Pipeline	—	—	—	32,418	1,674	—	—	34,092
Buildings	417	—	—	—	—	—	—	417
Plant and facilities	—	—	—	—	15,987	—	—	15,987
Field equipment and machinery	112	—	—	6,395	792	—	—	7,299
Vehicles	8	—	—	272	—	—	—	280
Office equipment	961	—	—	16	—	—	—	977
Less accumulated depreciation	(1,025)	—	—	(1,135)	(402)	—	—	(2,562)
Total property and equipment	797	—	1,653	54,818	18,883	—	—	76,151
Construction work in progress	—	—	—	33,916	15,099	—	—	49,015
Net property and equipment	797	—	1,653	88,734	33,982	—	—	125,166
Deferred Financing Costs, net	—	—	—	342	—	—	—	342
Investment in Subsidiaries	134,706	—	—	34,286	—	—	(168,992)	—
Total Assets	$147,957	$14,182	$1,703	$125,500	$34,195	$1,418	$(169,799)	$155,156

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING BALANCE SHEET (continued)
(in thousands)
DECEMBER 31, 2016
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$619	$10,678	$—	$847	$702	$—	$(807)	$12,039
Commodity derivative	—	514	—	—	—	—	—	514
Accrued liabilities	70	—	—	5	1	157	—	233
Total current liabilities	689	11,192	—	852	703	157	(807)	12,786
Other Long-Term Liabilities	—	—	—	—	—	—	—	—
Members’ Capital	147,268	2,990	1,703	124,648	33,492	1,261	(168,992)	142,370
Total Liabilities and Members’ Capital	$147,957	$14,182	$1,703	$125,500	$34,195	$1,418	$(169,799)	$155,156

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING STATEMENT OF OPERATIONS
(in thousands)
DECEMBER 31, 2016
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

Operating Revenue:
Crude oil sales	$—	$27,471	$—	$147,324	$—	$—	$(711)	$174,084
Purchase fees	—	—	—	7,678	67	—	(1,208)	6,537
Other revenue	—	—	—	—	8	—	—	8
Total operating revenue	—	27,471	—	155,002	75	—	(1,919)	180,629
Cost of Purchased Gas and Crude	48	27,670	—	147,148	—	—	(1,919)	172,947
Net Margin	(48)	(199)	—	7,854	75	—	—	7,682
Operating Expenses:
Field operating and maintenance	2	60	—	802	448	1	—	1,313
Impairment expense	—	710	3,009	—	—	—	—	3,719
General and administrative	4,142	402	22	2,986	14	49	—	7,615
Depreciation and amortization	253	28	—	1,128	402	—	—	1,811
Total operating expense	4,397	1,200	3,031	4,916	864	50	—	14,458
Income (Loss) from Operations	(4,445)	(1,399)	(3,031)	2,938	(789)	(50)	—	(6,776)
Other Income (Expense):
Interest income	—	2	—	—	—	—	—	2
Interest expense	—	—	—	(140)	—	—	—	(140)
Unrealized loss on commodity derivative	—	(514)	—	—	—	—	—	(514)
Realized gain on commodity derivative	—	302	—	—	—	—	—	302
Loss on sale of assets	(1)	—	—	—	—	—	—	(1)
Total other expense	(1)	(210)	—	(140)	—	—	—	(351)
Net Income (Loss)	$(4,446)	$(1,609)	$(3,031)	$2,798	$(789)	$(50)	$—	$(7,127)

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING BALANCE SHEET
(in thousands)
DECEMBER 31, 2015
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

ASSETS

Current Assets:
Cash and cash equivalents	$25,123	$845	$76	$1,046	$488	$558	$—	$28,136
Accounts receivable	1,005	—	—	—	—	1,422	(2,427)	—
Other current assets	222	32	—	36	—	—	—	290
Short-term investments	351	—	—	505	—	—	—	856
Total current assets	26,701	877	76	1,587	488	1,980	(2,427)	29,282
Property and Equipment:
Land	324	—	—	—	—	—	—	324
Buildings	417	—	—	—	—	—	—	417
Field equipment and machinery	112	681	—	—	—	—	—	793
Vehicles	8	—	—	186	—	—	—	194
Office equipment	746	—	—	12	—	—	—	758
Less accumulated depreciation	(773)	(6)	—	(7)	—	—	—	(786)
Total property and equipment	834	675	—	191	—	—	—	1,700
Construction work in progress	154	61	4,656	59,698	3,169	—	—	67,738
Net property and equipment	988	736	4,656	59,889	3,169	—	—	69,438
Deferred Financing Costs, net	—	—	—	69	—	—	—	69
Investment in Subsidiaries	70,502	—	—	3,554	—	—	(74,056)	—
Total Assets	$98,191	$1,613	$4,732	$65,099	$3,657	$1,980	$(76,483)	$98,789

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING BALANCE SHEET (continued)
(in thousands)
DECEMBER 31, 2015
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$1,436	$61	$—	$3,903	$108	$1,002	$(2,427)	$4,083
Accrued liabilities	150	—	—	—	—	167	—	317
Total current liabilities	1,586	61	—	3,903	108	1,169	(2,427)	4,400
Other Long-Term Liabilities	—	—	—	—	—	—	—	—
Members’ Capital	96,605	1,552	4,732	61,196	3,549	811	(74,056)	94,389
Total Liabilities and Members’ Capital	$98,191	$1,613	$4,732	$65,099	$3,657	$1,980	$(76,483)	$98,789

SADDLE BUTTE PIPELINE II, LLC
CONSOLIDATING STATEMENT OF OPERATIONS
(in thousands)
DECEMBER 31, 2015
(unaudited)

	Saddle Butte Pipeline II, LLC	Optimized Energy Solutions, LLC	Saddle Butte San Juan Midstream, LLC	Saddle Butte Rockies Midstream, LLC	Saddle Butte Rockies Storage and Terminals, LLC	Saddle Butte Operating, LLC	Eliminations Total	Saddle Butte Pipeline II, LLC Total

Operating Revenue:
Other revenue	$5	$23	$—	$—	$—	$—	$—	$28
Total operating revenue	5	23	—	—	—	—	—	28
Cost of Purchased Gas and Crude	—	15	—	—	—	—	—	15
Net Margin	5	8	—	—	—	—	—	13
Operating Expenses:
Field operating and maintenance	4	76	—	105	4	—	—	189
General and administrative	5,900	466	4	763	1	111	—	7,245
Depreciation and amortization	296	6	—	7	—	—	—	309
Total operating expense	6,200	548	4	875	5	111	—	7,743
Loss from Operations	(6,195)	(540)	(4)	(875)	(5)	(111)	—	(7,730)
Other Income (Expense):
Interest income	—	—	—	—	—	—	—	—
Gain on sale of assets	487	—	—	—	—	—	—	487
Total other income	487	—	—	—	—	—	—	487
Net Loss	$(5,708)	$(540)	$(4)	$(875)	$(5)	$(111)	$—	$(7,243)